July 19, 1996




Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Gentlemen:

Pursuant to the requirements of the Securities and Exchange Act of 1934, we are transmitting herewith the attached Form 8-K, dated July 1, 1996.



							Very truly yours,



							Charles F. Barr
							Vice President,
							General Counsel and Secretary










                           	07/19/96 9:10 AM



                   SECURITIES AND EXCHANGE COMMISSION
                        WASHINGTON, D.C. 20549

                              FORM 8 - K

                            CURRENT REPORT

              Pursuant to Section 13 or 15(d) of the
                Securities Exchange Act of 1934

                           July 1, 1996
                    __________________________
                (Date of earliest event reported)


                     GENERAL RE CORPORATION
         ________________________________________________________
         	(Exact name of Registrant as specified in its charter)


      Delaware     	          		1-8026			            	   06-1026471
___________________	     	__________________       		________________
(State of		          		(Commission File No.)		         (IRS Employer
Incorporation)							                             		Identification No.)

                    Financial Centre, P.O. Box 10350.
                    Stamford, Connecticut 06904-2350
    _____________________________________________________________________
         (Address of principal executive offices, including zip code)

                            (203) 328-5000
       ________________________________________________________________
             (Registrant's telephone number, including area code)

                            Not applicable
      _____________________________________________________________________
          (Former name or former address, if changed since last report)







ITEM 5.	OTHER EVENTS.

On July 1, 1996, General Re Corporation (the "Corporation") entered into an Agreement and Plan of Merger (the "Merger Agreement") with
National Re Corporation ("National Re") and N Acquisition Corporation ("Sub"), a wholly owned subsidiary of the Corporation, pursuant to which National Re will merge with and into Sub, with Sub surviving as a wholly owned subsidiary of the Corporation (the "Merger"). A copy of the Merger Agreement is filed as Exhibit 99.1 and is incorporated herein by reference to Exhibit #1 of the Statement on Schedule 13D dated July 11, 1996 filed by the Corporation and Sub (the "Schedule 13D").

Pursuant to the Merger Agreement, each share of Common Stock, no par value, of National Re (the "National Re Common Stock") outstanding immediately prior to the effective time of the Merger (the "Effective Time") shall (except for shares of National Re Common Stock held by National Re as treasury stock or owned by the Corporation or any subsidiary of the Corporation immediately prior to the Merger Date and as otherwise provided for in the Merger Agreement and as to which dissenters rights have been exercised in accordance with and subject to the provisions of Delaware law) be converted into the right to receive, at the election of the holder and subject to the limitations set forth in the MergerAgreement either: (i) a fraction of a share of the Corporation's common stock, par value $.50 per share (the "General Re Common Stock"), together with the attached Preferred Stock Purchase Rights, determined by dividing $53 by the average of the closing prices per share of General Re Common Stock on the New York Stock
Exchange ("NYSE") as reported by the NYSE Composite Tape for the ten consecutive NYSE trading days ending on the second NYSE trading day immediately preceding the closing date of the Merger, but not more than .39259 shares of General Re Common Stock or less than .32121 shares of General Re Common Stock, or (ii) $53 in cash, without any interest thereon. The Merger Agreement provides for a minimum stock component of 50%.
There is no minimum cash component. The Merger is expected to qualify as a tax-free transaction to the Corporation, National Re and Sub and, except to the extent they receive cash in the Merger, the stockholders of National Re.

The Merger is subject to a number of conditions, including, among other things,
(i) approval of the Merger by National Re's stockholders, (ii) receipt of all required governmental approvals, (iii) absence of any statute or injunction which would have an adverse effect on the consummation of the Merger, (iv) declaration of effectiveness of the registration statement relating to the shares of General Re Common Stock issuable in the Merger, (v) absence of any change that would have a material adverse effect on any of the Corporation, National Re or Sub, (vi) receipt by each of the Corporation and National Re of tax opinions of their respective tax counsel, and (vii) approval for listing on the NYSE of the shares of General Re Common Stock issuable in the Merger.

In addition, on July 1, 1996, the Corporation and Sub entered into Stockholder Agreements (each, a "Stockholders Agreement") with certain major stockholders of National Re, who own in the aggregate approximately 22.58% of National Re Common Stock, pursuant to which such stockholders agreed, among other things, to (i) vote all of their National Re Common Stock in favor of the Merger and the Merger Agreement and (ii) not sell or transfer any of their shares of National Re Common Stock prior to the earlier of the Effective Time or the termination of the Merger Agreement in accordance with its terms. Copies of the Stockholders Agreements are filed herewith as Exhibits 99.2 through 99.7 and are incorporated herein by reference to Exhibits #2-7 of the Schedule 13D.

On July 1, 1996, the Corporation issued a press release announcing, among other matters, the execution of the Merger Agreement. A copy of such press release is filed as Exhibit 99.8 hereto and is incorporated herein by reference.










ITEM 7.	FINANCIAL STATEMENTS, PRO FORMA FINANCIAL
INFORMATION AND EXHIBITS.

(a)	Financial Statements of the Businesses Acquired.

   	Not Applicable

(b)	Pro Forma Financial Information.

The following unaudited, pro forma consolidated statements of income for the year ended December 31, 1995 and for the quarter ended March 31, 1996 present the results for the Corporation as if the Merger had occurred on January 1, 1995. The accompanying unaudited pro forma consolidated balance sheet as of March 31, 1996 gives effect to the Merger as of that date (see the notes to the pro forma consolidated statements of income and balance sheet for more information). These pro forma consolidated statements of income and balance sheet neither purport to represent what the Corporation's results of operations actually would have been had the Merger and related transactions in fact occurred on the assumed dates, nor to project the Corporation's results of operations and financial position for any future period. The pro forma adjustments are based upon preliminary estimates, information currently available and certain assumptions that management believes are reasonable in the circumstances.

The pro forma consolidated statements of income and balance sheet should be read in conjunction with the historical financial statements of the Corporation and National Re, including the notes thereto.

The pro forma adjustments and pro forma consolidated information are provided for informational purposes only. The Corporation's actual financial statements will reflect the effects of the Merger on the closing date rather than the dates Indicated above. The pro forma adjustments applied in the pro forma financial statements record the Merger as a purchase. Under purchase accounting, the total purchase cost of the assets acquired will be allocated to the National Re assets and liabilities based on fair values as of the closing date with the excess over fair value recorded as goodwill. Allocations included in the pro forma statements are based on analysis which is not yet completed. Accordingly, the final allocations of purchase price will be different from the amounts included in the pro forma statements.

Subsequent to the closing of the Merger, management anticipates there will be annual cost savings and synergies from the integration of the Corporation's and National Re's operations. These cost savings and synergies are expected to result from a reduction in overhead expenses, increased investment income, reduced investment management fees, and adjustments to National Re's retrocessional program. Consequently, the transaction is expected to be non-dilutive to the Corporation's 1997 results from operations. There can be no assurance that the Corporation will achieve these projected savings and actual savings could be materially different than those currently projected. Anticipated future cost savings and other synergies are not included in the pro forma financial statements.






                            General Re Corporation
             Unaudited Pro Forma Consolidated Statement of Income
                        Year ended December 31, 1995
                (in millions, except per share information)



	                              General Re	      National Re 	    Pro Forma     	   Pro Forma
                            	Historical (1)	   Historical (2)  	Adjustments (3)   Consolidated
Premiums and other revenues
Net premiums earned
  Property/casualty	              $5,141          	$314	 	                          	$5,455
  Life/health	                       696  	   	 		                                      696
Total net premiums earned	         5,837	           314		                            	6,151

Net investment income  	           1,017 	           76	           $(33)(A) 	         1,060
Other revenues	                      292 			       	                                    292
Net realized gains on investments	    64 	            1                    			  	        65

      Total revenues 	             7,210	           391	           (33)          	   	7,568


Expenses
Claims and claim expenses         	3,680 	          201	 		                           3,881
Life/health benefits	                505 				                                           505
Acquisition costs	                 1,345 	          103			                            1,448
Other operating costs and expenses	  563             25	             6	(B)	             594

      Total expenses              	6,093	           329	             6	              	6,428

      Income before taxes and
        minority interest         	1,117	            62	           (39)	             	1,140

Income tax expense	                  247	            14	            (9)	(C)	            252

     Income before minority interest	870	            48	           (30)		               888

Minority interest	                    45	   	                             		   	 	       45

      Net income	                   $825	           $48	          ($30)	              	$843


Share data:

Net income per common share      	 $9.92			                                          	$9.75

Average shares outstanding	         82.1		                         3.2	(D)		           85.3



 See the accompanying notes to the pro forma consolidated statement of income.






                          General Re Corporation
         Unaudited Pro Forma Consolidated Statement of Income
                    Quarter ended March 31, 1996
              (in millions, except per share information)




                                	General Re	      National Re     	  Pro Forma      	Pro Forma
                              	Historical (1)	   Historical (2)  	Adjustments (3)   Consolidated

Premiums and other revenues
Net premiums earned
  Property/casualty	             $1,294	              $93	                       	   	$1,387
  Life/health	                      245  	                               	 			           245
Total net premiums earned	        1,539	               93		                           	1,632

Net investment income	              285 	              20	            $(8)	(A)          	297
Other revenues	                      68 				                                              68
Net realized gains on investments	   50 	               4                    			  	       54

      Total revenues 	            1,942	              117	             (8)		           2,051


Expenses
Claims and claim expenses	          908 	              61	                             		969
Life/health benefits               	180 		                                         	    	180
Acquisition costs	                  355 	              28		                             	383
Other operating costs and expenses	 152                7	               2	(B)	           161

      Total expenses             	1,595	               96	              2	            	1,693

      Income before taxes and
          minority interest	        347	               21	            (10)	             	358

Income tax expense	                  87	                6	             (2)	(C)	           91

      Income before minority
           interest                	260               	15             	(8)	             	267

Minority interest	                   23	                            	 	 	     	          	23

      Net income                  	$237              	$15	           ($8)             		$244


Share data:

Net income per common share     	 $2.87	                                            			$2.86

Average shares outstanding        	81.5		                             3.2	(D)	         	84.7







 See the accompanying notes to the pro forma consolidated statement of income.




                            General Re Corporation
       Notes to the Unaudited Pro Forma Consolidated Statements of Income

The pro forma income statements present the results of the Corporation as if the Merger had occurred on January 1, 1995. It is not appropriate to assume the results presented would have been the actual amounts reported by the Corporation if the transaction had occurred on January 1, 1995. The pro forma consolidated income statements assume the consideration to purchase National
Re was in the form of 50 percent General Re Common Stock and 50 percent cash.

(1)	The first column presents the historical results from operations reported by the Corporation in its annual report on Form 10-K for the year ended
December 31, 1995 and on Form 10-Q for the quarter ended March 31, 1996.

(2)	The second column presents National Re's historical results
from operations for the year ended December 31, 1995 and quarter ended March 31, 1996.

(3)	The third column includes purchase accounting and pro forma
adjustments to the Corporation's and National Re's historical results from operations which are described below.

                                                         		Increase (decrease)
                                                              		in income
                                                            		(in millions)

                                                            1995       1996
(A)  It was assumed that the Corporation would have paid
in cash on January 1, 1995, $465 million for 50 percent
of the total purchase consideration.  These funds
were assumed to have earned annual pretax investment
income at 7.13 percent based on the historical United
States portfolio yield.                                    $(33)      $(8)

(B)  The amortization of the excess of purchase price
over the fair value of net assets acquired was assumed
to occur over 40 years.                                   $(15)      $(4)

National Re's amortization for future value of treaties,
which was included in its historical results, would have
been reversed under purchase accounting.                      8        2

National Re's amortization for goodwill related to prior
transactions and deferred financing costs would also have
been reversed under purchase accounting.                      1        -
                                                            $(6)     $(2)

(C) An adjustment would have been made to record the tax
effect of items A and B, excluding goodwill, using a 35
percent statutory tax rate.                                  $9       $2

(D) It was assumed that the Corporation would have issued
General Re Common Stock for aggregate value of $465 million for 50 percent of the total purchase consideration. Using the then current common stock price, the Corporation would have issued 3.2 million shares.




                            GENERAL RE CORPORATION
                 Unaudited Pro Forma Consolidated Balance Sheet
                               March 31, 1996
                                (in millions)

                           	General Re        	National Re       	Pro Forma 	       Pro Forma
                         	Historical (1)     	Historical (2)  	Adjustments (3)   	 Consolidated

Assets
Investments:
  Fixed maturities:
     Available-for-sale    	    $15,402	         $1,116         	$(442)	(A)	      	$16,076
     Trading 	                    2,607 					                                        2,607
  Equity securities	              3,813   	         177	                      		    	3,990
  Short-term investments	         1,760 	             8	                          			1,768
  Other invested assets	            841 	  	     	                              		    	841
      Total investments	         24,423 	         1,301	          (442)        		  	25,282

Cash	                              	323 					                                          323
Accrued investment income	          329             	17                         			   	346
Accounts receivable	              2,104            	222                        			  	2,326
Funds held by reinsured companies	2,161 	 				                                       2,161
Reinsurance recoverable          	2,864  	           83 		                     	    	2,947
Deferred acquisition costs	         401  	           35  	         (9)	(B)	           	427
Sec. purchased under agreements
  to resell	                        110 	 				                                         110
Trading account assets	           2,336 	  				                                      2,336
Other assets	                     1,489	             92            550	(C)		         2,131
      Total assets	             $36,540	         $1,750  	         $99	        	  	$38,389

Liabilities
Claims and claim expenses	      $14,306	         $1,016                      				  $15,322
Policy benefits for life/health
  0contracts	                     2,340 	                                       			 	2,340
Unearned premiums	                1,812 	           115                        			  	1,927
Other reinsurance balances	       3,060 					                                        3,060
Notes payable and commercial paper 	155  	          211	          $  9  (D)	          	375
Income taxes	                       651  		                        (29) (F)	          	622
Sec. sold under agreements to
  repurchase	                     2,283  					                                       2,283
Sec. sold but not yet purchased	    329  					                                         329
Trading account liabilities	      2,577  					                                       2,577
Other liabilities	                1,341 	            35	            27	(E)	         	1,403
Minority interest	                1,218	 			     			                                 1,218
    Total liabilities	           30,072 	         1,377	             7	           		31,456

Cumulative convertible
   preferred stock	                 147					                                           147
Loan to ESSOP	                     (146)					                                         (146)
		                                    1	          				                                   1
Common stockholders' equity
Common stock	                        51                                         				   	51
Paid-in capital	                    650            	218            	72	 (G)		          940
Unrealized appreciation of
    investments	                  1,418	             12	           (12)	(H)		        1,418
Currency translation adjustments	   (23)					       (23)
Retained earnings	                6,179	            156	          (156)	(H)		        6,179
Less common stock in treasury   	(1,808)	           (13)	          188	 (I)		       (1,633)
     Total common stockholders'
         equity	                  6,467	            373	            92			            6,932
   Total liabilities, cum.
      convertible preferred
      stock and common equity	  $36,540         	$1,750           	$99			          $38,389

 	See the accompanying notes to the pro forma consolidated balance sheet.



                               General Re Corporation
       Notes to the Unaudited Pro Forma Consolidated Statements of Income

The pro forma balance sheet presents the results of the Corporation as if the Merger had occurred on March 31, 1996. It is not appropriate to assume the results presented would have been the actual amounts reported by the Corporation if the transaction had occurred on March 31, 1996. The pro forma consolidated balance sheet assumes the consideration to purchase National
Re was in the form of 50 percent General Re Common Stock and 50 percent cash.

(1)	The first column of each pro forma income statement presents the historical balance sheet reported by the Corporation in its quarterly report on Form 10-Q for the quarter ended March 31, 1996, respectively.

(2)	The second column presents National Re's historical balance sheet as of March 31, 1996.

(3)	The third column includes purchase accounting adjustments and pro forma adjustments to the Corporation's and National Re's historical balance sheets, respectively.

                                                        		Increase (decrease)
                                                           		in net assets
                                                            	(in millions)

(A) It was assumed that the Corporation would have paid
cash on March 31, 1996 for 50 percent of the purchase
consideration.                                                  $(465)

It was assumed that all outstanding National Re stock
options (801,800 shares) would have been exercised prior
to the purchase.                                                   23
                                                                $(442)

(B) Deferred acquisition costs would have been reduced
for deferred costs other than commissions to conform to
the Corporation's accounting.                                    $(9)


(C) The excess of purchase price paid over the fair value
of net assets acquired would have been recorded.                $593

Intangible assets included in National Re's historical balance sheet would have been reduced for the following items not carried forward under purchase accounting:

   -  Future value of treaties                                  (34)
   -  Goodwill                                                   (6)
   -  Deferred financing costs                                   (3)
                                                               $550

(D)  The carrying value of National Re's senior notes
would have been adjusted to fair value using current
market quotations.                                             $(9)

(E) A liability for estimated severance and closing
costs would have been accrued.                                $(27)




                              General Re Corporation
           Notes to the Unaudited Pro Forma Consolidated Balance Sheet

	                                                       	Increase (decrease)
                                                           	in net assets
                                                          		(in millions)

(F)  The tax effect of  items A through E, excluding
goodwill, would have been recorded using a 35 percent
statutory tax rate.                                             $29

(G) The issuance of General Re common stock would have
increased paid in capital.                                     $290

National Re's paid in capital would have been eliminated.      (218)
                                                                $72

(H) National Re's unrealized appreciation in investments and retained earnings would have been eliminated.


(I)  The issuance of General Re common stock would have
increased treasury stock by $55 per share issued.             $175


National Re's treasury stock would have been eliminated.        13
                                                              $188




(c)	Exhibits:


Ex. No.		Description

99.1	Agreement and Plan of Merger, dated as of July 1, 1996, by and among General Re Corporation, N Acquisition Corporation and National
Re Corporation (incorporated by reference to Exhibit 1 of the Schedule 13D).

99.2	Stockholders Agreement, dated as of July 1, 1996, by and among
General Re Corporation, N Acquisition Corporation and Acadia Partners,
L.P. (incorporated by reference to Exhibit 2 of the Schedule 13D).

99.3	Stockholders Agreement, dated as of July 1, 1996, by and among
General Re Corporation, N Acquisition Corporation and Keystone, Inc.
(incorporated by reference to Exhibit 3 of the Schedule 13D).

99.4	Stockholders Agreement, dated as of July 1, 1996, by and among
General Re Corporation, N Acquisition Corporation and Robert W. Eager, Jr.
(incorporated by reference to Exhibit 4 of the Schedule 13D).

99.5	Stockholders Agreement, dated as of July 1, 1996, by and among
General Re Corporation, N Acquisition Corporation and Peter A. Cheney
(incorporated by reference to Exhibit 5 of the Schedule 13D).

99.6	Stockholders Agreement, dated as of July 1, 1996, by and among
General Re Corporation, N Acquisition Corporation and William D. Warren
 (incorporated by reference to Exhibit 6 of the Schedule 13D).

99.7	Stockholders Agreement, dated as of July 1, 1996, by and among
General Re Corporation, N Acquisition Corporation and Timothy T.
McCaffrey (incorporated by reference to Exhibit 7 of the Schedule 13D).

99.8	Text of Press Release issued by General Re Corporation on July 1, 1996.





SIGNATURE

	Pursuant to the requirements of the Securities and Exchange Act of 1934, the Company has duly caused this report to be signed on behalf of the undersigned hereunto duly authorized.


Dated:  July 19, 1996

	GENERAL RE CORPORATION
	Registrant

	By:


	Charles F. Barr
	Vice President,
	General Counsel and Secretary



















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